UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2009

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 30, 2009 director Patrick Ang informed the Board of Directors of the Company that he did not intend to stand for re-election as a member of the Company’s Board of Directors at the next Annual Meeting of Stockholders, the date of which is yet to be determined.

(e) On March 30, 2009 the Compensation Committee of the Board of Directors approved a temporary reduction in salary for the employees of the Company, in furtherance of the Company’s efforts to reduce operating expenses. Exempt employees, including executive officers, generally will have a temporary salary reduction of 7.5% and all non-exempt employees generally will have a temporary salary reduction of 5%. All such salaries shall automatically be restored to their levels prior to this reduction as of the first day of the fiscal quarter after the Company has publicly announced that it recognized a total of $1.2M in net profits for the immediately preceding two completed fiscal quarters. Under the Change of Control Severance Plan adopted by the Company in June 2006, severance benefits to Robert Heintz, Vice President, Worldwide Sales, Richard Kent, Chief Financial Officer, and Kirk Williams, Chief Legal and Compliance Officer will be determined without reference to any temporary reduction in salaries.

On March 30, 2009 the Compensation Committee also approved a Strategic Alternatives Incentive Bonus program, under which key employees, including executive officers and the Chairman of the Special Committee of Independent Directors, may receive bonuses for their contributions to the Company’s success in its strategic alternatives discussions. Bonus payments under this program amount to 1.0% of the value of a Company strategic transaction. Messrs. Lyron Bentovim, Robert Heintz, Richard Kent and Kirk Williams could receive bonuses under the program in the amounts of 0.1825%, 0.1625%, 0.175% and 0.1125% of the value of the strategic transaction, respectively.

On March 30, 2009, the Compensation Committee also approved a plan to pay Mr. Heintz variable commission-based incentive compensation, based on Company targeted worldwide sales revenue and product gross margin for 2009. The target level of this commission-based incentive compensation is $90,000, to be paid on a monthly basis in accordance with the Company’s past practice.

On March 30, 2009, the Compensation Committee also granted options to purchase shares of Company common stock to each of its non-employee directors and to each of Messrs. Heintz, Kent and Williams, at a price per share equal to the closing price of Company common stock on March 31, 2009. Vesting of these options accelerates and the options become immediately exercisable in full upon (A) a 100% change of control of the Company (as a result of stock sales, tender offer, merger, or sale of assets) or (B) the Company or its successor terminating the employment of the option holder without cause within two months prior to or following a 70% change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: April 3, 2009	By:	/s/ PAUL A. MARSHALL
PAUL A. MARSHALL Chief Executive Officer

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